UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

August 18, 2011
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on August 24, 2011 (the “Original Report”), by Forest Laboratories, Inc. (the “Company”), in order to supplement the information disclosed under “Item 5.07. Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on August 18, 2011 (the “2011 Annual Meeting”). Except for the foregoing, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d)

At the Company’s 2011 Annual Meeting, the Company’s stockholders voted on, among other matters, a non-binding proposal regarding the frequency of the Company’s stockholder advisory vote on the compensation of the Company’s named executive officers. As previously reported in the Original Report, the stockholders recommended, by non-binding advisory vote, an annual advisory vote on compensation for the Company’s named executive officers.

In light of these results, the Board of Directors (the “Board”) determined at a meeting held on September 19, 2011, that the Company will hold an advisory vote on executive compensation every year until the next required stockholder advisory vote on this matter, which, in accordance with applicable law, will occur no later than the Company’s Annual Meeting of Stockholders in 2017, unless the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 22, 2011

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer